UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 18, 2014 (July 18, 2014)

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 30, 2014, Tiptree Financial Inc. (“Tiptree”) filed a Form 8-K indicating that Tiptree Financial Partners, L.P. (“TFP”) had delayed redemptions of its limited partnership units to avoid an unexpected acceleration of taxable gain for non-redeeming limited partners of TFP. In connection with the redemptions, TFP limited partners would have received 11,332,054 shares of Class A common stock of Tiptree. In consultation with TFP, Tiptree has determined to allow the limited partners to directly exchange such TFP units for 11,332,054 shares of Class A common stock in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) thereunder. TFP will deliver to Tiptree for cancellation one share of Class B common stock of Tiptree for each share of Class A common stock issued. Tiptree continues to have an "Up-C" structure.
It is expected that the foregoing shares will be issued on or about August 1, 2014. At the time of issuance, the shares only will be able to be resold in transactions exempt from registration under the Securities Act. Tiptree has filed a registration statement covering resales of such shares, which will not be effective until after the shares are issued, although there can be no assurance when or if the registration statement will be declared effective.
In order to facilitate the exchange of the remaining TFP limited partnership units, Tiptree has filed a registration statement covering the issuance of up to 23,246,243 additional shares of Class A common stock. Offers and sales of these securities may be made only pursuant to a written prospectus filed with the Securities and Exchange Commission (the "SEC") and the securities may not be sold nor offers to buy be accepted prior to the time the registration statement of which the prospectus is a part becomes effective. In connection with any such exchange, TFP will deliver to Tiptree for cancellation one share of Class B common stock of Tiptree for each share of Class A common stock issued pursuant to the registration statement. Tiptree cannot predict when or if the SEC will declare the registration statement effective or whether or when additional limited partnership units will be exchanged for shares of Class A common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: July 18, 2014	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer